Exhibit 1.1

Execution Version

SALLY HOLDINGS LLC

SALLY CAPITAL INC.

$600,000,000

6.75% Senior Notes due 2032

UNDERWRITING AGREEMENT

Dated February 12, 2024

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

As Representative of the several underwriters named in Schedule I hereto

Ladies and Gentlemen:

Sally Holdings LLC, a Delaware limited liability company (the “Company”), and Sally Capital Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), propose, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule I of $600,000,000 aggregate principal amount of the Issuers’ 6.75% Senior Notes due 2032 (the “Notes”). BofA Securities, Inc. (“BofA”) has agreed to act as the representative of the several Underwriters (the “Representative”) in connection with the offering and sale of the Notes.

The Securities (as defined below) will be issued pursuant to an indenture, dated as of May 18, 2012, among the Issuers, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, as amended or supplemented from time to time (the “Base Indenture”), as further supplemented by a supplemental indenture, to be dated as of the Closing Date (as defined in Section 2 hereof) (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) among the Issuers, the Guarantors and Computershare Trust Company, N.A., as trustee and successor to Wells Fargo Bank, National Association (the “Trustee”). The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depository”), pursuant to a blanket letter of representations, dated as of April 21, 2020 (as modified, the “DTC Agreement”), between the Issuers and the Depository.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by (i) the entities listed on the signature pages hereof as “Guarantors” and (ii) any subsidiary of the Guarantors (as defined below) and/or the Issuers formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.”

This Agreement, the DTC Agreement, the Securities and the Indenture are referred to herein as the “Transaction Documents.”

1. Each of the Issuers and the Guarantors, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(a) An automatic shelf registration statement on Form S-3 (File No. 333-255937) covering the public offering and sale by the Issuers from time to time of debt securities, including the Securities, has been filed with the Securities and Exchange Commission (the “Commission”), which automatic shelf registration statement became effective pursuant to Rule

462(e) under the Securities Act of 1933, as amended (the “Act”); and no stop order suspending the effectiveness of such automatic shelf registration statement or any post-effective amendment thereto, or preventing or suspending the use of any Preliminary Prospectus or the Prospectus, has been issued pursuant to Rule 401(g)(2) or otherwise and no proceeding for that purpose has been initiated or, to the knowledge of the Issuers and the Guarantors, threatened by the Commission pursuant to Section 8A of the Act or otherwise (any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act (“Rule 424(b)”), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, are collectively referred to herein as a “Preliminary Prospectus”); the various parts of the Registration Statement, including (i) any post-effective amendment thereto, each in the form heretofore delivered to the Underwriters, (ii) the exhibits and any schedules thereto at such time, (iii) the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Act and (iv) the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Act (“Rule 430B”), are hereinafter collectively called the “Registration Statement” (provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B); the Preliminary Prospectus dated February 12, 2024, relating to the Securities (including any documents incorporated by reference therein) in the form first filed pursuant to the provisions of Rule 424(b) is hereinafter called the “Pricing Prospectus”; the final prospectus relating to the Securities (to be prepared and filed by the Company in accordance with the provisions of Rule 424(b)) in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, are collectively referred to herein as the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”;

(b) Sally Beauty Holdings, Inc. (the “Parent”) and the Issuers meet the requirements for use of Form S-3 under the Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Act (“Rule 405”)) that has been filed with the Commission not earlier than three years prior to the date hereof; no notice of objection of the Commission to the use of such Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Parent or either of the Issuers or related to the offering has been initiated or threatened by the Commission; and the Securities have been and remain eligible for registration by the Issuers on such automatic shelf registration statement; the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations promulgated thereunder;

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(c) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus dated on or after February 12, 2024, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuers by any Underwriter through the Representative expressly for use therein;

(d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) and, when taken together with the Pricing Disclosure Package (as defined below), did not as of the Applicable Time, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(e) For the purposes of this Agreement, the “Applicable Time” is 4:00 p.m. (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, including the Final Term Sheet (as defined herein), and other information listed on Schedule II(a) (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; no Issuer Free Writing Prospectus listed on Schedules II(a) or II(b) hereto conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and each Issuer Free Writing Prospectus, to the extent not superseded or modified by any subsequent Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Issuers by any Underwriter through the Representative expressly for use therein;

(f) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, (i) as to each part of the Registration Statement, as of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430(B)(f)(2) under the Act, and (ii) as to the Prospectus and any amendment or supplement thereto, as of its date and at the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements

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therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuers by any Underwriter through the Representative expressly for use therein;

(g) (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Act or form of prospectus), (C) at the time the Issuers or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, and (D) as of the Applicable Time, the Parent was and is a “well-known seasoned issuer” (as defined in Rule 405), and the Issuers were and are eligible to register the Securities on Form S-3ASR;

(h) The Parent, the Issuers and their consolidated subsidiaries, taken together as a whole, have not sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or material interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material change in the capital stock or long-term debt of the Parent and its consolidated subsidiaries, taken together as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Parent, the Issuers and their subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(i) The Parent, the Issuers and their subsidiaries collectively have good title in fee simple to, or have valid rights to lease or otherwise use, all items of real property, and title to, or valid rights to lease or otherwise use, all personal property, which are material to the business of the Parent, the Issuers and their subsidiaries, taken as a whole (collectively, the “Business”), free and clear of all liens, encumbrances, claims and title defects (collectively, “Liens”) that would reasonably be expected to have a material adverse effect on the business, financial position, stockholders’ equity or results of operations of the Parent, the Issuers and their subsidiaries, taken as a whole (a “Material Adverse Effect”), other than Liens securing or otherwise permitted by indebtedness described in the Pricing Prospectus, and except as do not materially interfere with the use of such properties;

(j) Each of the Parent, the Issuers and the Guarantors has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership, limited liability company or limited company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, and has corporate, partnership or limited liability company or limited company, as applicable, power and authority to own its properties and conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under each of the Transaction Documents to which it is a party. Each of the Parent, the Issuers and the Guarantors has been duly qualified as a foreign corporation, limited partnership,

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limited liability company or limited company, as applicable, for the transaction of business and is in good standing or equivalent status (if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so organized or to be so qualified or have such corporate or other power or authority would not reasonably be expected to have a Material Adverse Effect; each of the Company’s subsidiaries is listed on Schedule III hereto;

(k) All of the issued shares of capital stock of the Parent have been duly and validly authorized and issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Parent were issued in violation of the pre-emptive or other similar rights of any securityholder of the Parent; all of the issued shares of capital stock or other equity interests of each of the Company and the Co-Issuer have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Parent free and clear of all liens, encumbrances, equities or claims, other than Liens granted under or otherwise permitted by indebtedness described in the Pricing Prospectus, as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part); none of the outstanding shares of capital stock or other equity interests of the Company and the Co-Issuer were issued in violation of the pre-emptive or other similar rights of any securityholder of the Company and the Co-Issuer; all of the issued shares of capital stock of each of the Guarantors that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and, to the extent that a Guarantor is a partnership, a limited liability company or a limited company, all of the issued equity interests of each such Guarantor have been duly and validly authorized and issued and, in each case, except for the Parent, are owned directly or indirectly by the Company (or, in the case of Sally Investment Holdings LLC, is owned by the Parent), free and clear of all liens, encumbrances, equities or claims, other than Liens granted under or otherwise permitted by indebtedness described in the Pricing Prospectus, as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part);

(l) Each of the Parent, the Issuers and the Guarantors has the requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Notes, the Guarantees, the Base Indenture and the Supplemental Indenture and to consummate the transactions contemplated hereby and thereby; and this Agreement has been duly authorized, executed and delivered by the Parent and each of the Issuers and the Guarantors;

(m) The Notes to be purchased by the Underwriters from the Issuers will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized by the Issuers for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Issuers and, when authenticated by the Trustee in the manner provided for in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of each of the Issuers, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the

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Indenture. The Guarantees of the Notes on the Closing Date will be in the form contemplated by the Indenture and have been duly authorized by the Guarantors for issuance pursuant to this Agreement and the Indenture; the Guarantees of the Notes, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated by the Trustee in the manner provided for in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture;

(n) The Base Indenture has been duly authorized, executed and delivered by each of the Issuers and the Guarantors and (assuming the due authorization, execution and delivery by the Trustee) constitutes a valid and binding agreement of each of the Issuers and the Guarantors, enforceable against each of the Issuers and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles;

(o) The Supplemental Indenture has been duly authorized by each of the Issuers and the Guarantors and, at the Closing Date, will have been duly executed and delivered by each of the Issuers and the Guarantors and (assuming the due authorization, execution and delivery by the Trustee) will constitute a valid and binding agreement of each of the Issuers and the Guarantors, enforceable against each of the Issuers and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles;

(p) The compliance by the Issuers and the Guarantors with the Transaction Documents and the consummation of the transactions therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Parent, the Issuers or the Guarantors is a party or by which any of the Parent, the Issuers or the Guarantors is bound or to which any of the property or assets of the Parent, the Issuers or the Guarantors is subject, (ii) violate any provision of the certificate of incorporation or by-laws, or other organizational documents, as applicable, of the Parent, the Issuers or any of the Guarantors or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Parent, either of the Issuers or any of the Guarantors or any of their properties; except, in the case of clauses (i) and (iii), as would not reasonably be expected to have a Material Adverse Effect, in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the date of this Agreement; no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Issuers and the Guarantors of their respective obligations under the Transaction Documents, including the issuance and delivery of the Securities and the consummation by the Issuers and

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Guarantors of the transactions contemplated by this Agreement, except (v) the registration under the Act of the Securities, which has been effected, (w) such consents, approvals, authorizations, registrations or qualifications as may be required under foreign, state, securities or Blue Sky laws or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), in connection with the sale of the Securities, (x) such consents, approvals, authorizations, orders, registrations, qualifications, waivers, amendments or terminations as will have been obtained or made as of the Applicable Time, and (y) where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect;

(q) None of the Parent, the Issuers or the Guarantors is (i) in violation of its certificate of incorporation or by-laws (or other organizational document, as applicable) or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) for any violation or default that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(r) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Parent, the Issuers or the Guarantors is a party or of which any property of the Parent, either of the Issuers or any of the Guarantors is the subject which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Parent, either of the Issuers or any of the Guarantors, no such proceedings are threatened by governmental authorities or by others;

(s) The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Pricing Prospectus;

(t) Neither the Parent, the Issuers nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

(u) None of the Parent, the Issuers or any of the Guarantors is, or after giving effect to the offering and sale of the Securities will be, an “investment company,” as such term is defined in the United States Investment Company Act of 1940, as amended (the “1940 Act”);

(v) The consolidated historical financial statements of the Company incorporated by reference into the Pricing Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, as of the dates indicated, and the results of its and their operations and the changes in its and their shareholders’ equity and cash flows for the periods specified (subject to the omission of footnotes and normal year-end audit and other adjustments, as to any unaudited financial statements of the Company); such consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis, subject to the limitations set out in the notes to the respective financial statements of the Company incorporated by

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reference in the Pricing Prospectus and the Prospectus; the consolidated historical financial statements of the Parent incorporated by reference into the Pricing Prospectus present fairly in all material respects the financial position of the Parent and its consolidated subsidiaries, as of the dates indicated, and the results of its and their operations and the changes in its and their shareholders’ equity and cash flows for the periods specified (subject to the omission of footnotes and normal year-end audit and other adjustments, as to any unaudited financial statements of the Parent); such consolidated financial statements have been prepared in accordance with GAAP applied on a consistent basis, subject to the limitations set out in the notes to the financial statements of the Parent; the financial data set forth in the Pricing Prospectus under the caption “Prospectus supplement summary–Summary consolidated financial data” present fairly in all material respects the information set forth therein; the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Prospectus and the Prospectus fairly present the information called for in all material respects and have been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Pricing Prospectus under the Act; all disclosures contained in the Pricing Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(w) Each of the Parent, the Issuers and the Guarantors is, and immediately after the Closing Date will be, Solvent; as used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital;

(x) At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Parent, the Issuers or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities and at the date hereof, each of the Parent and the Issuers was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(y) KPMG LLP, who has audited certain consolidated financial statements of the Parent and its consolidated subsidiaries incorporated by reference into the Pricing Prospectus and the Prospectus, has advised the Parent that they are independent public accountants with respect to the Parent as required by the Act and the rules and regulations of the Commission thereunder, the Exchange Act and the Public Company Accounting Oversight Board;

(z) The Parent and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar

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functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations; transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; access to assets is permitted only in accordance with management’s general or specific authorization; the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Prospectus and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(aa) Since the date of the latest audited financial statements incorporated by reference into the Pricing Prospectus, to the knowledge of the Issuers and the Guarantors, there has been no change in the Parent’s internal control over financial reporting that has materially adversely affected, or would reasonably be expected to materially adversely affect, the Parent’s internal control over financial reporting;

(bb) The Parent maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Parent and its subsidiaries is made known to the Parent’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(cc) The Parent and its subsidiaries collectively possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state and other governmental authorities, presently required or necessary to own or lease, as the case may be, and to operate their properties and to carry on the business as set forth in the Pricing Prospectus (collectively, “Permits”), except where the failure to possess, make or obtain such Permits (by possession, declaration or filing) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(dd) There is no strike or labor dispute, slowdown or work stoppage with the employees of the Parent or any of its subsidiaries that is pending or, to the knowledge of the Issuers and the Guarantors, threatened, except as would not reasonably be expected to have a Material Adverse Effect;

(ee) Except as disclosed in the Pricing Prospectus, there is no claim pending or, to the knowledge of the Issuers and the Guarantors, threatened under any Environmental Law (as defined below) against the Parent, the Issuers or their subsidiaries that would reasonably be expected to have a Material Adverse Effect. The term “Environmental Law” means any federal, local or foreign law, regulation, ordinance, order, judgment decree, permit or rule (including rule of common law) now in effect governing pollution, or actual or alleged exposure to hazardous or toxic materials, substances or wastes, including but not limited to, asbestos or asbestos-containing materials;

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(ff) The Parent, the Company and their respective subsidiaries collectively carry insurance (including self-insurance, if any) in such amounts and covering such risks as in the Parent’s and the Company’s reasonable determination is adequate for the conduct of the business and the value of its properties, except where the failure to carry such insurance would not reasonably be expected to have a Material Adverse Effect;

(gg) The Parent, the Issuers and their respective subsidiaries collectively own, or have the legal right to use, all United States patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes necessary for them to conduct the business as currently conducted (the “Intellectual Property”), except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as disclosed in the Pricing Prospectus, no claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor do the Issuers know of any such claim, and, to the knowledge of the Issuers and the Guarantors, the use of such Intellectual Property by the Parent, the Company and their respective subsidiaries does not infringe on the rights of any person, except for such claims and infringements which in the aggregate, would not be reasonably expected to have a Material Adverse Effect;

(hh) Each of the Parent, the Issuers and the Guarantors has filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed and has paid (a) all taxes shown to be due and payable on such returns and (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent, the Issuers or the Guarantors, as applicable). No tax lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge, against any of the Parent, the Issuers or the Guarantors, or to the knowledge of the Issuers and the Guarantors, any of their subsidiaries, except for liens or charges that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(ii) None of the Parent, any of its subsidiaries, or, to the knowledge of the Parent, the Issuers or the Guarantors, any director, officer, agent, employee, affiliate or other person acting on behalf of the Parent or any of its subsidiaries has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or the rules or regulations thereunder (collectively, the “FCPA”), the Bribery Act 2010 of the United Kingdom, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, each as may be amended, or any other applicable anti-bribery or anti-corruption law or regulation (collectively, the “Anti-Bribery Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of

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anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any Anti-Bribery Law to which the Parent, any of its subsidiaries, or any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Parent or any of its subsidiaries is subject. The Parent and its subsidiaries will not directly or indirectly use the proceeds of the sale of Securities, or lend, contribute, or otherwise make available such proceeds to make any unlawful payment in contravention of, or to otherwise violate, any Anti-Bribery Law. The Parent, the Issuers and the Guarantors and, to the knowledge of the Parent, the Issuers and the Guarantors, their respective affiliates have conducted their businesses in compliance with Anti-Bribery Laws and have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(jj) The operations of the Parent and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines (collectively, the “Money Laundering Laws”), issued, administered or enforced by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Parent or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”); and no action, suit or proceeding by or before any Governmental Entity involving the Parent or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Parent, the Issuers or the Guarantors, threatened;

(kk) None of the Parent, any of its subsidiaries or, to the knowledge of the Parent, the Issuers or the Guarantors, any director, officer, agent, employee, affiliate or representative of the Parent or any of its subsidiaries is an individual or entity (“Person”) that is currently subject to or the target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor are the Parent, any of its subsidiaries, the Issuers and the Guarantors located, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions, currently being Cuba, Crimea, Iran, North Korea, Syria, the so-called Luhansk Peoples Republic, the so-called Donetsk Peoples Republic and separatist-controlled portions of the Kherson and Zaporizhzhia regions of Ukraine (each a “Sanctioned Territory”); and the Issuers will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, (1) to fund or facilitate any activities of or business with any Person that, at the time of such funding, is the subject or the target of Sanctions, (2) to fund or facilitate any activities of or business in any Sanctioned Territory unless permitted under Sanctions, or (3) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

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(ll) Except as disclosed in the Pricing Prospectus, (i) (x) there has been no material security breach or other compromise of or relating to any of the Parent’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Parent and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Parent and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) the Parent and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices; and

(mm) There are no states in the United States in which the Company generated in excess of 7.5% of its consolidated net sales for the year ended September 30, 2023 other than California and Texas. In addition, the Guarantors organized in New Hampshire, Florida and Indiana collectively contributed no more than 5% of the Company’s consolidated sales and EBITDA during the year ended September 30, 2023.

(nn) The executive compensation information contained in the Company’s proxy statement for the year ended September 30, 2023 and incorporated by reference into the Pricing Prospectus and the Prospectus complies in all material respects with the requirements of Item 402 of Regulation S-K of the Act and is accurate in all material respects.

2.

(a) Each of the Issuers and the Guarantors agrees to issue and sell to the Underwriters, severally and not jointly, all of the Securities, and subject to the conditions set forth herein, the Underwriters agree, severally and not jointly, to purchase from the Issuers and the Guarantors, the aggregate principal amount of Securities set forth opposite their names on Schedule I hereto, at a purchase price of 99.00% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

(b) Delivery of certificates for the Securities in definitive form to be purchased by the Underwriters and payment therefor shall be made at the offices of Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, New York, New York 10022 (or such other place as may be agreed to by the Company and the Representative) at 10:00 a.m., New York City time, on February 27, 2024, or such other time and date as the Representative shall designate by notice to the Company (the time and date of such closing is called the “Closing Date”). The Issuers hereby acknowledge that the circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Issuers or the Representative to recirculate to investors copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 9 hereof.

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(c) The Issuers shall deliver, or cause to be delivered, to the Representative for the account of the several Underwriters certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depository, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

3. Each of the Issuers and the Guarantors, jointly and severally, further covenants and agrees with each Underwriter as follows:

(a) The Issuers will prepare the Prospectus in a form approved by the Representative acting reasonably and file such Prospectus pursuant to Rule 424(b) not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B; make no further amendment or any supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus prior to the Closing Date which shall be disapproved by the Representative acting reasonably promptly after reasonable notice thereof; advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or any amendment or supplement to the Pricing Disclosure Package or the Prospectus has been filed and furnish the Representative with copies thereof; file promptly all material required to be filed by the Issuers with the Commission pursuant to Rule 433(d) under the Act; file promptly all reports and any definitive proxy, or information statements required to be filed by the Parent and the Issuers with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, or of the receipt of any notice of objection of the Commission to the use of the Registration Statement or any post-effective supplement thereto pursuant to Rule 401(g)(2) under the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly use its best efforts to obtain the withdrawal of such order; and pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) under the Act either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b));

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(b) The Issuers will prepare a final term sheet in a form approved by the Representative and file such term sheet pursuant to Rule 433(d) under the Act within the time required by such rule (such term sheet, the “Final Term Sheet”);

(c) Each of the Issuers and the Guarantors shall promptly from time to time take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, however, that in connection therewith the Issuers and the Guarantors shall not be required for any such purpose to (1) qualify as a foreign corporation, limited partnership, limited liability company or limited company, as applicable, in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(c), (2) consent, or take any action that would subject them, to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation, by-laws or other organizational document, or any agreement between it and any of its equityholders;

(d) If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented or the Prospectus, as applicable, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package or the Prospectus, as applicable, to comply with law, the Issuers and the Guarantors will immediately notify the Underwriters thereof and forthwith prepare and furnish to the Underwriters such amendments or supplements to the Pricing Disclosure Package or the Prospectus, as applicable, as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package or the Prospectus, as applicable, will comply with all applicable law.

(e) As soon as practicable, but in no event later than 12:00 p.m., New York City time, on the second business day next succeeding the Applicable Time and from time to time, the Issuers shall furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representative may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with applicable law, the Issuers shall notify the Representative and upon the Representative’s request prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as any Underwriter may from time to time reasonably request of an amended Prospectus or a supplement

14

to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representative’s request but at the expense of such Underwriter, the Issuers shall prepare and deliver to such Underwriter as many written and electronic copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) The Issuers shall make generally available to their securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Parent and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Parent, Rule 158 under the Act);

(g) The Issuers shall apply the net proceeds from the sale of the Securities sold by them in the manner described under the caption “Use of proceeds” in the Pricing Disclosure Package;

(h) The Issuers will use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depository;

(i) Prior to the completion of the placement of the Securities by the Underwriters, the Parent shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15 of the Exchange Act;

(j) During the period of 30 days following the date hereof, the Parent, the Issuers and their subsidiaries will not, without the prior written consent of BofA (which consent may be withheld at the sole discretion of BofA ), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Act in respect of, any debt securities of the Parent, either of the Issuers or any of their subsidiaries or securities exchangeable for or convertible into debt securities of the Parent, either of the Issuers or any of their subsidiaries (other than as contemplated by this Agreement); and

(k) During the period of two years hereafter, if the Company is not subject to Section 13 or 15 of the Exchange Act and any Securities remain outstanding, the Company will furnish to the Representative and, upon request, to each of the other Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Parent’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt

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securities (including the holders of the Securities), if, in each case, such documents are not filed with the Commission within the time periods specified by the Commission’s rules and regulations under Section 13 or 15 of the Exchange Act. Notwithstanding the foregoing, the Company will be deemed to have satisfied the requirements of this Section 3(k) if any parent company of the Company files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, and the Company is not required to file such reports, documents and information separately under the applicable rules and regulations of the Commission (after giving effect to any exemptive relief) because of the filings of such parent.

The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by any of the Issuers or Guarantors of any one or more of the foregoing covenants or extend the time for their performance.

4.

(a) Each of the Issuers and the Guarantors represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Issuers and the Representative, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Issuers and the Representative is listed on Schedule II(a) or II(b) hereto;

(b) The Issuers and the Guarantors have complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c) The Issuers and the Guarantors agree that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Issuers and the Guarantors will give notice thereof as soon as reasonably practicable to the Representative and following such notice, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Issuers by an Underwriter through the Representative expressly for use therein.

5. Each of the Issuers and the Guarantors covenants and agrees with the several Underwriters that the Issuers and the Guarantors will, jointly and severally, pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuers’ and Guarantors’ counsel and the Parent’s accountants and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any

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Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing this Agreement, the Blue Sky Memorandum, the other Transaction Documents, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) up to $5,000 in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs); (v) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters; (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any fees payable in connection with the rating of the Securities with the ratings agencies; (viii) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities; (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuers and the Guarantors in connection with approval of the Securities by the Depository for “book-entry” transfer; (x) the costs and expenses of the Issuers and the Guarantors relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Issuers and the Guarantors and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show; and (xi) all other costs and expenses incident to the performance of the obligations of the Issuers and the Guarantors hereunder which are not otherwise specifically provided for in this Section.

Except as provided in this Section and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, and any advertising expenses connected with any offers they may make.

6. The obligations of the Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Issuers and the Guarantors set forth in Section 1 hereof are as of the date hereof, and as of the Closing Date, true and correct as though then made, the condition that the Issuers and the Guarantors shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 3(a) hereof; all material required to be filed by the Parent or the Issuers pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; no order suspending the effectiveness of the Registration Statement or any part thereof shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; no stop order

17

suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction; the Commission shall not have notified the Issuers of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and the Issuers shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) under the Act either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b);

(b) Freshfields Bruckhaus Deringer US LLP, counsel for the Underwriters, shall have furnished to the Representative such written opinion or opinions, dated as of the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) (i) Alston & Bird LLP, counsel for the Issuers, shall have furnished to the Representative its written opinion and negative assurance letter (forms of such opinion and negative assurance letter are attached as Annexes I(a) and I(b) hereto), and (ii) Cade Newman, Associate General Counsel and Corporate Secretary of the Parent, shall have furnished to the Representative his written opinion (a form of such opinion is attached as Annex I(c) hereto), each dated as of the Closing Date;

(d) Alston & Bird LLP, counsel for the Guarantors organized in Delaware, California, Virginia and Texas, shall have furnished to the Representative its written opinion, dated as of the Closing Date, the form of which is attached as Annex I(a) hereto;

(e) On the date hereof and on the Closing Date, KPMG LLP shall have furnished to the Representative a “comfort” letter or “comfort” letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representative and in accordance with professional auditing standards;

(f) (i) The Parent, the Issuers and their consolidated subsidiaries, taken together as a whole, have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Parent and its subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Parent and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

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(g) On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded any debt of the Parent or any of its subsidiaries by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall publicly announce that it has under surveillance or review, with possible negative implications, its rating of any debt of the Parent or any of its subsidiaries;

(h) From the date hereof and on or prior to the Closing Date, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the “Exchange”); (ii) a suspension or material limitation in trading in the Parent’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(i) The Company shall have complied with the provisions of Section 3(e) hereof with respect to the furnishing of prospectuses on the second business day next succeeding the date of this Agreement;

(j) The Issuers and the Guarantors shall have furnished or caused to be furnished to the Representative on the Closing Date certificates of officers of the Issuers and the Guarantors, satisfactory to the Representative as to the accuracy of the representations and warranties of the Issuers and the Guarantors, herein at and as of the Closing Date, as to the performance by the Issuers and the Guarantors of all of their obligations hereunder to be performed at or prior to such Closing Date and as to such other matters as the Representative may reasonably request;

(k) The Issuers and the Guarantors shall have executed and delivered the Supplemental Indenture, in form and substance reasonably satisfactory to the Representative, and the Underwriters shall have received executed copies thereof; and

(l) On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

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If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Issuers at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 5, 7 and 8 hereof shall at all times be effective and shall survive such termination.

7. If this Agreement shall be terminated pursuant to Section 9 hereof, none of the Issuers shall then be under any liability to any Underwriter except as provided in Sections 5 and 8 hereof, but, if for any other reason any Securities are not delivered by or on behalf of the Issuers and the Guarantors as provided herein, the Issuers and the Guarantors will, jointly and severally, reimburse the Underwriters through the Representative for all out-of-pocket expenses approved in writing by the Representative, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but none of the Issuers and the Guarantors shall then be under any further liability to any Underwriter except as provided in Sections 5 and 8 hereof.

8.

(a) Each of the Issuers and Guarantors will, jointly and severally, indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors, employees, affiliates and selling agents against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or any such affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including any information deemed to be a part thereof pursuant to Rule 430B), any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), and will reimburse each Underwriter and each such affiliate, director, officer, employee, selling agent or controlling person for any legal or other expenses reasonably incurred by such Underwriter or such affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Issuers and Guarantors shall not be liable to any Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission related to such Underwriter and made in the Registration Statement (including any information deemed to be a part thereof pursuant to Rule 430B), any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Issuers and the Guarantors by any Underwriter through the Representative expressly for use therein. For purposes of this Agreement, the only information furnished in writing to the Issuers

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and the Guarantors by any Underwriter shall be the information set forth in the table in the first paragraph under the heading “Underwriting,” the information in the fourth paragraph under the heading “Underwriting” and the information in the first paragraph under the heading “Underwriting—Over-Allotment, Stabilizing and Related Transactions,” in each case contained in the Prospectus.

(b) Each Underwriter will, severally and not jointly, indemnify and hold harmless each of the Issuers, each Guarantor, and each person, if any, who controls any of the Issuers or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors, employees and affiliates against any losses, claims, damages or liabilities to which any Issuer, any Guarantor or any such officer, director, employee, affiliate or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including any information deemed to be a part thereof pursuant to Rule 430B), any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission related to such Underwriter and was made in the Registration Statement (including any information deemed to be a part thereof pursuant to Rule 430B), any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Issuers by such Underwriter through the Representative expressly for use therein, which, for purposes of this Agreement, consists only of the information listed above in Section 8(a); and will reimburse any Issuer and any Guarantor, and any such officer, director, employee, affiliate, selling agent or controlling person, for any legal or other expenses reasonably incurred by any Issuer, any Guarantor, or such officer, director, employee, affiliate, selling agent or controlling person, in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party hereunder except to the extent the indemnifying party has been materially prejudiced by such failure, and the failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under Sections 8(a) and 8(b) hereof. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party)

21

and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except to the extent that local counsel (in addition to any regular counsel) is required to effectively defend against any such action or proceeding). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate offering price of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors on the one hand or

22

the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the Issuers, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations set forth in Schedule I hereto and not joint.

(e) The obligations of the Issuers and the Guarantors under this Section 8 shall be in addition to any liability which the respective Issuers and Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors, employees, affiliates and selling agents; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuers and the Guarantors and to each person, if any, who controls any of the Issuers or Guarantors within the meaning of the Act or the Exchange Act.

9.

(a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder on the Closing Date, the Representative may in its discretion arrange for the Representative or another party or other parties to purchase such Securities on the terms contained herein. If, within thirty-six hours after such default by any Underwriter, the Representative does not arrange for the purchase of such Securities, then the Issuers and the Guarantors shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Issuers and the Guarantors that the Representative has so arranged for the purchase of such Securities, or the Issuers notify the Representative that it has so arranged for the purchase of such Securities, the Representative or the Issuers shall have the right to postpone such Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Issuers agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9(a) with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

23

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Issuers and the Guarantors as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Securities to be purchased on the Closing Date, then the Issuers shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such defaulting Underwriter agreed to purchase hereunder on the Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Issuers and Guarantors as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one-tenth of the aggregate number of all the Securities to be purchased on the Closing Date, or if the Issuers shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Issuers and Guarantors, except for the expenses to be borne by the Issuers and the Guarantors and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

11. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

12. The respective indemnities, agreements, representations, warranties and other statements of the Issuers, the Guarantors, and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, or the Issuers, or any of the Guarantors, or any officers, directors, employees or affiliates or any controlling person within the meaning of Section 15 of the Act or Section 20 of the Exchange Act of any Underwriter, the Issuers or Guarantors or any selling agents of any Underwriter, and shall survive delivery of and payment for the Securities.

24

13. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: High Yield Syndicate Desk with a copy to: Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, New York, New York 10022, Facsimile: (212) 277-4001, Attention: Valerie Ford Jacob, Esq. and Michael A. Levitt, Esq.; and if to the Issuers or the Guarantors, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Issuers set forth in the Registration Statement, Attention: Jeff Harkins, Vice President of Investor Relations & Treasurer, with a copy (which shall not constitute notice) to Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia, 30309-3424, Attn: Scott Ortwein and Kyle Healy; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriter’s Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Issuers or the Guarantors by the Representative upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof. Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Issuers and the Guarantors and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Issuers, the Guarantors and the Underwriters and each person who controls any Issuer, any Guarantor or any of the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and their respective officers, directors, employees, affiliates, selling agents, heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. Each of the Issuers and the Guarantors acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers and the Guarantors, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Issuers and the Guarantors, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Issuers or the Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuers or the Guarantors on other matters) or any other obligation to the Issuers or the Guarantors except the obligations expressly set forth in this Agreement and (iv) the Issuers and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Issuers and the Guarantors agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuers or the Guarantors, in connection with such transaction or the process leading thereto.

25

17. The Issuers and the Guarantors acknowledge that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

18. In accordance with the requirements of the USA PATRIOT Act (Title III of Public Law 107-56 (signed into law October 26, 2001)), each Underwriter is required to obtain, verify and record information that identifies its clients, including the Issuers, which information may include the name and address of their respective clients, as well as other information that will allow each Underwriter to properly identify its respective clients.

19. Recognition of the U.S. Special Resolution Regimes.

In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers, the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof.

26

21. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

22. Each of the Issuers, the Guarantors and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Pages Follow]

27

Very truly yours,

SALLY HOLDINGS LLC

/s/ Marlo M. Cormier
Name:	Marlo M. Cormier
Title:	Senior Vice President, Chief Financial Officer

SALLY CAPITAL INC.

/s/ Marlo M. Cormier
Name:	Marlo M. Cormier
Title:	Senior Vice President, Chief Financial Officer

Signature Page-Underwriting Agreement

ARMSTRONG MCCALL HOLDINGS, INC.
SALLY INVESTMENT HOLDINGS LLC
ARMSTRONG MCCALL HOLDINGS, L.L.C.
ARMSTRONG MCCALL MANAGEMENT, L.C.
BEAUTY HOLDING LLC
SALLY BEAUTY INTERNATIONAL FINANCE LLC
DIORAMA SERVICES COMPANY, LLC
BEAUTY SYSTEMS GROUP LLC
SALLY BEAUTY SUPPLY LLC
ARMSTRONG MCCALL, L.P.
PROCARE LABORATORIES, INC.
INNOVATIONS – SUCCESSFUL SALON SERVICES
NEKA SALON SUPPLY, INC.
ARCADIA BEAUTY LABS LLC
LOXA BEAUTY LLC
SALLY BEAUTY MILITARY SUPPLY LLC

As Guarantors

By:	/s/ Marlo M. Cormier
Name:	Marlo M. Cormier
Title:	Senior Vice President, Chief Financial Officer

Signature Page-Underwriting Agreement

SALLY BEAUTY HOLDINGS, INC.

As Guarantor

By:	/s/ Marlo M. Cormier
Name:	Marlo M. Cormier
Title:	Senior Vice President, Chief Financial Officer

SALON SUCCESS INTERNATIONAL, LLC

As Guarantor

By:	/s/ Marlo M. Cormier
Name:	Marlo M. Cormier
Title:	Senior Vice President, Chief Financial Officer

Signature Page-Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written:

BofA Securities, Inc.

As Representative of the several underwriters named in Schedule I hereto

By:	/s/ Jon Miscimarra
Name: Jon Miscimarra
Title: Managing Director

Signature Page-Underwriting Agreement

(A) SCHEDULE I

Name of Underwriter	Aggregate Principal Amount of Securities to be Purchased
BofA Securities, Inc.	$300,000,000
J.P. Morgan Securities LLC	78,000,000
Truist Securities, Inc.	78,000,000
Citizens JMP Securities, Inc.	48,000,000
Regions Securities LLC	48,000,000
U.S. Bancorp Investments, Inc.	48,000,000
Total:	$600,000,000

I-1

SCHEDULE II(a)

Issuer Free Writing Prospectuses Included in the Pricing Disclosure Package: Final Term Sheet

Other Information Included in the Pricing Disclosure Package: None.

II(a)-1

SCHEDULE II(b)

Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

1.	The electronic road show made available in connection with the offering.

II(b)-1

(B) SCHEDULE III

Subsidiary Name	State or Other Jurisdiction of Incorporation
Arcadia Beauty Labs LLC	Delaware
Arcadia Beauty Labs II LLC	Delaware
Armstrong McCall Holdings, Inc.	Texas
Armstrong McCall Holdings, L.L.C.	Delaware
Armstrong McCall Management, L.C.	Texas
Armstrong McCall, L.P.	Texas
Beauty Holding LLC	Delaware
Beauty Systems Group (Canada), Inc.	Canada
Beauty Systems Group LLC	Virginia
BSG Canada Holdings Company	Canada
Diorama Services Company, LLC	Delaware
Gen X Beauty LLC	Delaware
Innovations – Successful Salon Services	California
Kapperscentrale Bauwens N.V.	Belgium
Loxa Beauty LLC	Indiana
MHR Limited	England
Neka Salon Supply, Inc.	New Hampshire
Ogee Limited	England
Procare Laboratories, Inc.	Delaware
Pro-Duo Deutschland GmbH	Germany
Pro-Duo France SAS	France
Pro-Duo NV	Belgium
Pro-Duo Spain SL	Spain
Sally Beauty Canada Holdings LLC	Delaware
Sally Beauty de Puerto Rico, Inc.	Puerto Rico
Sally Beauty International Finance LLC	Delaware
Sally Beauty International, Inc.	Delaware
Sally Beauty Military Supply LLC	Delaware
Sally Beauty Netherlands BV	Netherlands
Sally Beauty Supply BV	Netherlands
Sally Beauty Supply LLC	Virginia
Sally Capital Inc.	Delaware
Sally Chile Global Holdings SpA	Chile
Sally Chile Holding SpA	Chile
Sally Chile Worldwide Holdings SpA	Chile
Sally Holdings LLC	Delaware
Sally International Holdings LLC	Delaware
Sally Investment Holdings LLC	Delaware
Sally Peru Holdings S.A.C.	Peru
Sally Salon Services (Ireland) Ltd	Ireland
Sally Salon Services Ltd	England
Sally UK Holdings Limited	England
Salon Success International, LLC	Florida
SBCBSG Company de Mexico, S. de R.L. de C.V.	Mexico
SBCEDIS Company de Mexico, S. de R.L. de C.V.	Mexico
SBH Finance B.V.	Netherlands
SBIFCO Company de Mexico, S.A. de C.V.	Mexico
Sinelco Group BV	Belgium
Sinelco International BV	Belgium
Sinelco Italiana SRL	Italy
Vigox BV	Belgium

III-1

(C) ANNEX I(a)

Alston & Bird Opinion

February [ ], 2024

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

As Representative of the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters” or “you”)

Re:	Sally Holdings LLC and Sally Capital Inc.

Ladies and Gentlemen:

We have acted as counsel to Sally Holdings LLC, a Delaware limited liability company (the “Company”), Sally Capital Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”) and the Guarantors (as defined below) in connection with the sale by the Issuers to you of $600,000,000 aggregate principal amount of the Issuers’ [ ]% Senior Notes due 2032 (the “Notes”). The Notes will be guaranteed on an unsecured basis (each, a “Guarantee” and, collectively, the “Guarantees” and, together with the Notes, the “Securities”), jointly and severally, by the Guarantors. The Securities will be issued pursuant to an Indenture, dated May 18, 2012, as amended or supplemented from time to time (the “Base Indenture”), as further supplemented by a supplemental indenture, dated February [ ], 2024 (together with the Base Indenture, the “Indenture”), among the Issuers, the guarantors of the Notes listed on Schedule I hereto (each, a “Guarantor” and, collectively, the “Guarantors”) and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Issuers are selling the Notes to you pursuant to the Underwriting Agreement, dated February [ ], 2024 (the “Underwriting Agreement”), by and among the Issuers, the Guarantors and the Underwriters. We are furnishing this opinion letter to you at your request pursuant to Sections 6(c)(i) and 6(d) of the Underwriting Agreement. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the respective meanings assigned to them in the Underwriting Agreement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Underwriting Agreement; (b) the Registration Statement on Form S-3ASR (Registration No. 333-255937), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Act”), on May 7, 2021 (as amended and supplemented from time to time and including the documents incorporated by reference therein, the “Registration Statement”), which includes the Issuers’ base prospectus, dated May 7, 2021 (the “Base Prospectus”); (c) the preliminary prospectus supplement relating to the Notes, dated and filed with the Commission on February [ ], 2024, pursuant to Rule 424(b) under the Act (the “Preliminary Prospectus”) and the final prospectus supplement relating to the Notes,

A-I(a)-1

dated February [ ], 2024, and filed with the Commission on February [ ], 2024, pursuant to Rule 424(b) under the Act (together with the Base Prospectus and the documents incorporated by reference therein, collectively, the “Prospectus”); (d) the free writing prospectus relating to the Notes, filed with the Commission on February [ ], 2024, pursuant to Rule 433 under the Act (the “Issuer Free Writing Prospectus”); (e) the global certificate evidencing the Notes; (f) certain resolutions of the Board of Directors, sole director, member or general partner, as applicable, of the Issuers and the Guarantors and committees thereof; (g) the documents filed by Sally Beauty Holdings, Inc. (the “Parent”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference into the Prospectus as of the date thereof; and (h) the certificates of incorporation, by-laws and other organizational documents, as applicable, of the Issuers, Parent and the Covered Guarantors (as hereinafter defined). We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties made in the Underwriting Agreement by the parties thereto. We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Issuers and the Guarantors and of public officials, as we have deemed appropriate as a basis for the opinions and other statements hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

In rendering our opinions in paragraph (i) hereof that the Company is validly existing as a limited liability company in good standing under the laws of the State of Delaware, in paragraph (ii) that the Co-Issuer is validly existing as a corporation in good standing under the laws of the State of Delaware and in paragraph (iii) that each of the Covered Guarantors is validly existing as a corporation, limited liability company, limited partnership or limited company, as the case may be, in good standing under the laws of its jurisdiction of organization, we have relied solely on certificates provided by agencies of those states, copies of which have been delivered to you on the date hereof and which are limited to the meaning ascribed to such certificates by the applicable state agency. For the purposes of our opinions in paragraphs (viii) and (ix) below, we have assumed that the statements in the documents incorporated by reference in the Registration Statement and the Prospectus are correct and complete.

Whenever any opinion or other statement set forth in this opinion letter with respect to the existence or absence of facts is qualified by the words “to our knowledge,” “known to us,” “believe,” “to our attention” or other words of similar meaning, the quoted words mean the current awareness by lawyers in the firm who have given attention to legal representation of the Parent, the Issuers and the Guarantors of factual matters that such lawyers recognize as being relevant to the opinion or statement so qualified. Although nothing has come to our attention that causes us to question the accuracy of the factual information known to us, as noted above, we have not, except to the extent expressly set forth herein, undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of such facts should be drawn from the fact of our representation of the Issuers and Guarantors.

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Our opinions set forth below are limited to the California General Corporation Law (the “CGCL”), the Delaware General Corporation Law (the “DGCL”), the Delaware Limited Liability Company Act (the “DLLCA”), the Virginia Limited Liability Company Act (the “VLLCA”), the Texas Business Organizations Code (the “TBOC”) and the laws of the State of New York and the federal laws of the United States that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, and we do not express any opinion herein concerning any other laws.

With respect to our opinions in paragraphs (xiii) and (xv), we have assumed that each of the Guarantors, other than the Covered Guarantors, (i) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, limited liability company, limited partnership or limited company, as the case may be, in good standing under the laws of its jurisdiction of organization and (ii) has duly authorized, executed and delivered the Indenture and the Guarantees.

Our opinions set forth below are subject to the following further exceptions, qualifications and limitations:

(a) We express no opinion as to the enforceability of those provisions of the Underwriting Agreement, the Indenture or the Securities purporting to require the waiver of various rights, claims, and defenses, or to provide certain remedies to the extent any such waivers or remedial provisions may not be valid, binding or enforceable under applicable law; and

(b) We express no opinion with respect to the validity, binding effect, or enforceability of any provisions of the Underwriting Agreement requiring indemnification for, or providing exculpation, release, or exemption from liability for violation of any state or federal securities laws.

This opinion letter is provided to you for your use solely in connection with the transactions contemplated by the Underwriting Agreement and may not be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by or assigned to any other person for any purpose without our express written consent. The only opinions rendered by us consist of those matters set forth in paragraphs (i) –(xviii) hereof, and no opinion may be implied or inferred beyond those expressly stated. Our opinions and other statements expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions and other statements expressed herein.

Based upon the foregoing, it is our opinion that:

(i) The Company is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

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(ii) The Co-Issuer is validly existing as a corporation in good standing under the laws of the State of Delaware.

(iii) Each of the Guarantors (other than the Parent) incorporated or formed, as the case may be, under the laws of the states of Delaware, New York, Virginia, Texas or California (the “Covered Guarantors”) is validly existing as a corporation, limited liability company, limited partnership or limited company, as the case may be, in good standing under the laws of its jurisdiction of organization.

(iv) The Company has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement, the Indenture and the Notes.

(v) The Co-Issuer has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement, the Indenture and the Notes.

(vi) Each of the Covered Guarantors (other than the Parent) has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement, the Indenture and its Guarantee.

(vii) The Registration Statement is an “automatic shelf registration statement,” as defined under Rule 405 of the Act, that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement and has become effective under the Act; any required filing of any Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433, of which we have knowledge, has been made in the manner and within the time period required by Rule 433(d); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act, no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by either of the Issuers and no proceeding for that purpose or pursuant to Section 8A of the Act against either of the Issuers or in connection with the offering is pending or, to the best of our knowledge, threatened by the Commission, and no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued and no proceedings for any such purpose have been instituted or are pending or threatened by the Commission or any other governmental entity.

(viii) The Registration Statement, the Pricing Disclosure Package and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement, the Pricing Disclosure Package and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the Act.

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(ix) The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), complied as to form in all material respects with the requirements of the Exchange Act when they were filed with the Commission.

(x) The information in the Pricing Disclosure Package and the Prospectus under “Description of notes,” “Description of certain other indebtedness,” and “Certain U.S. federal income tax considerations,” to the extent that it constitutes matters of law, summaries of legal matters or documents, or legal conclusions, has been reviewed by us and fairly summarizes the matters described in all material respects.

(xi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental entity (other than under the Act and the Trust Indenture Act of 1939 and the rules and regulations promulgated thereunder (the “Trust Indenture Act”), those which have been made or obtained, or as may be required under the securities or blue sky laws of the various states or the securities laws of foreign jurisdictions, as to which we need express no opinion) is necessary or required under the laws of the United States, the laws of the State of New York, the CGCL, the DGCL, the DLLCA or the TBOC in connection with the due authorization, execution and delivery by the Issuers and the Guarantors of the Underwriting Agreement, the Indenture or the Securities, for the issue, offering, sale and delivery by the Issuers of the Notes or for the issue, offering, sale and delivery by the Guarantors of the Guarantees.

(xii) The Underwriting Agreement has been duly authorized, executed and delivered by each of the Issuers and each of the Covered Guarantors.

(xiii) The Indenture has been duly authorized, executed and delivered by each of the Issuers and each of the Covered Guarantors and constitutes a valid and binding obligation of each of the Issuers and the Guarantors, enforceable (assuming the due authorization, execution and delivery thereof by the Trustee) against each of the Issuers and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and the discretion of any court before which any proceedings therefor may be brought. The Indenture has been qualified under the Trust Indenture Act.

(xiv) The Notes are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by each of the Issuers and constitute a valid and binding obligation of each of the Issuers, enforceable (assuming the due authorization, execution and delivery of the Indenture by the Trustee) against each of the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and the discretion of any court before which any proceedings therefor may be brought.

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(xv) The Guarantees are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by each of the Covered Guarantors and constitute a valid and binding obligation of each of the Guarantors, enforceable (assuming the due authorization, execution and delivery of the Indenture by the Trustee) against each of the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and the discretion of any court before which any proceedings therefor may be brought.

(xvi) The execution, delivery and performance by the Issuers and the Guarantors of the Underwriting Agreement and the Indenture, the issue and sale of the Notes and the Guarantees and the consummation of the transactions contemplated in the Underwriting Agreement and the Indenture and in the Pricing Disclosure Package and the Prospectus and compliance by the Issuers and the Guarantors with their respective obligations under the Underwriting Agreement, the Indenture, the Notes and the Guarantees do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or repayment event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parent, the Issuers, the Guarantors or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Parent, the Issuers, the Guarantors or any subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Parent, the Issuers, the Guarantors or any subsidiary is subject (except for such conflicts, breaches, defaults or repayment events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws, certificate of formation, LLC agreement or other organizational documents of any of the Issuers or any of the Covered Guarantors, or any U.S. Federal or New York law or administrative regulation, or any provision of the CGCL, the DGCL, the DLLCA or the TBOC applicable to the Parent, the Issuers, the Guarantors or any subsidiary, or any applicable judgment, order, writ or decree, known to us, of any U.S. Federal or New York, California, Delaware, Virginia or Texas court or other governmental entity.

(xvii) To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which the Issuers or any subsidiary is a party that are required to be described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(xviii) The Issuers and the Guarantors are not required, and upon the sale of the Notes and Guarantees as herein contemplated, will not be required, to register as an “investment company” under the 1940 Act.

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[Signature page to follow]

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ALSTON & BIRD LLP

By:
W. Scott Ortwein
A Partner

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SCHEDULE I

GUARANTORS

ARCADIA BEAUTY LABS LLC

ARCADIA BEAUTY LABS II LLC

ARMSTRONG MCCALL HOLDINGS, INC.

ARMSTRONG MCCALL HOLDINGS, L.L.C.

ARMSTRONG MCCALL MANAGEMENT, L.C.

ARMSTRONG MCCALL, L.P.

BEAUTY HOLDING LLC

BEAUTY SYSTEMS GROUP LLC

DIORAMA SERVICES COMPANY, LLC

INNOVATIONS – SUCCESSFUL SALON SERVICES

LOXA BEAUTY LLC

NEKA SALON SUPPLY, INC.

PROCARE LABORATORIES, INC.

SALLY BEAUTY HOLDINGS, INC.

SALLY BEAUTY INTERNATIONAL FINANCE LLC

SALLY BEAUTY MILITARY SUPPLY LLC

SALLY BEAUTY SUPPLY LLC

SALLY INVESTMENT HOLDINGS LLC

SALON SUCCESS INTERNATIONAL, LLC

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(D) ANNEX I(b)

Alston & Bird Negative Assurance Opinion

February [ ], 2024

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

As Representative of the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters” or “you”)

Re:	Sally Holdings LLC and Sally Capital Inc.

Ladies and Gentlemen:

We have acted as counsel to Sally Holdings LLC, a Delaware limited liability company (the “Company”), Sally Capital Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”) and the Guarantors in connection with the sale by the Issuers to you of $600,000,000 aggregate principal amount of the Issuers’ [ ]% Senior Notes due 2032 (the “Notes”) and the sale by the Guarantors to you of their Guarantees (the “Guarantees”) of the Notes. The Issuers are selling the Notes to you pursuant to the Underwriting Agreement, dated February [ ], 2024 (the “Underwriting Agreement”), by and among the Issuers, the Guarantors and you, as the Underwriters. We are furnishing this letter to you at your request pursuant to Section 6(c)(i) of the Underwriting Agreement. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the respective meanings assigned to them in the Underwriting Agreement.

In the above capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Underwriting Agreement; (b) the registration statement on Form S-3 (Registration No. 333-255937) which was filed by the Issuers with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), on May 7, 2021 (the “Registration Statement”), which includes the Issuers’ base prospectus dated May 7, 2021 (the “Base Prospectus”); (c) the preliminary prospectus supplement to the Base Prospectus dated February [ ], 2024 and filed by the Issuers with the Commission pursuant to Rule 424(b) of the Securities Act on February [ ], 2024; (d) the prospectus supplement dated February [ ], 2024 and filed by the Issuers with the Commission pursuant to Rule 424(b) of the Securities Act on February [ ], 2024 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”); (e) the term sheet, dated February [ ], 2024 and filed by the Issuers

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with the Commission pursuant to Rule 433 of the Securities Act on February [ ], 2024; (f) certain resolutions of the Board of Directors of the Issuers and the Guarantors and committees thereof; (g) the documents filed by the Company and Sally Beauty Holdings, Inc. (the “Parent”) pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Prospectus as of the date thereof; and (h) the certificates of incorporation, by-laws and other organizational documents, as applicable, of the Issuers, Parent and each of the Guarantors. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein.

In addition, we have advised the Issuers and the Guarantors as to the requirements of the Securities Act and the applicable rules and regulations thereunder and have rendered other legal advice and assistance to the Issuers and the Guarantors in the course of their preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus. Such assistance involved, among other things, a review of certain corporate records and other documents of the Issuers and the Guarantors, participation in interviews of senior management of the Issuers and the Guarantors and discussions and inquiries concerning various legal and related subjects. We also participated in conferences with officers and other representatives of the Issuers and the Guarantors, including in-house counsel to the Issuers, your representatives, your outside counsel and the Parent’s independent public accountants at which the contents of the Registration Statement, the Pricing Disclosure Package, the Prospectus and related matters were discussed.

Because of the inherent limitations in the independent verification of factual matters and because of the character of the determinations involved in the preparation of registration statements under the Securities Act, we are not passing upon and do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the information and statements contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, except as set forth in paragraph (x) of our opinion to you dated the date hereof. However, on the basis of the foregoing, no facts have come to our attention that lead us to believe that (a) the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Prospectus, on the date of the Underwriting Agreement, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Pricing Disclosure Package, as of the Applicable Time or as amended or supplemented, if applicable, and as of the date hereof all considered together, contained or contains any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (basing our determination of materiality as to matters of fact to a certain extent upon discussions with officers and other representatives of the Issuers and the Guarantors); provided, however, we do not express any view as to the financial statements, schedules and other financial data

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included or incorporated by reference in or excluded from the Registration Statement, the Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditors’ attestation report thereon each incorporated by reference in the Registration Statement, the Prospectus, the Prospectus Supplement and the Pricing Disclosure Package.

This letter is provided to you for your use solely in connection with the transactions contemplated by the Underwriting Agreement and may not be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by or assigned to any other person for any purpose, including any other person that acquires any Securities or that seeks to assert the Underwriters’ rights in respect of this letter (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction), without our express written consent. This letter is as of the date hereof, and we undertake no obligation to advise you of any changes in or other matters that may come to our attention after the date hereof that may affect the statements made herein.

[Signature page to follow]

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ALSTON & BIRD LLP

By:
W. Scott Ortwein
A Partner

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(E) ANNEX I(c)

Cade Newman Opinion

February [ ], 2024

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

As Representative of the several underwriters named in Schedule I hereto

Re:	Sally Holdings LLC and Sally Capital, Inc.

Ladies	and Gentlemen:

I am the Associate General Counsel and Corporate Secretary of Sally Beauty Holdings, Inc., a Delaware corporation (the “Parent”), an attorney authorized to practice law in the State of New York, and as such have served as counsel to the Parent in connection with the sale by Sally Holdings LLC, a Delaware limited liability company (the “Company”), and Sally Capital Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”) to you of $600,000,000 aggregate principal amount of the Issuers’ [ ] % Senior Notes due 2032 (the “Notes”) and the sale by the Guarantors to you of their guarantees (the “Guarantees”) of the Notes. The Notes will be guaranteed on an unsecured basis, jointly and severally, by the Guarantors. The Securities will be issued pursuant to an Indenture, dated May 18, 2012, as amended or supplemented from time to time (the “Base Indenture”), as further supplemented by a supplemental indenture, dated February [ ], 2024 (together with the Base Indenture, the “Indenture”), among the Issuers, the Guarantors and Computershare Trust Company, N.A., as trustee and successor to Wells Fargo Bank, National Association. The Issuers are selling the Notes to you pursuant to the Underwriting Agreement, dated February [ ], 2024 (the “Underwriting Agreement”), by and among the Issuers, the Guarantors and you, as the underwriters named in Schedule I thereto. I am furnishing this opinion letter to you at your request pursuant to Section 6(c)(ii) of the Underwriting Agreement. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the respective meanings assigned to them in the Underwriting Agreement.

I have examined copies of (a) the Underwriting Agreement; (b) the registration statement on Form S-3ASR (Registration No. 333-255937) which was filed by the Issuers with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), on May 7, 2021 (the “Registration Statement”), which includes the Issuers’ base prospectus dated May 7, 2021 (the “Base Prospectus”); (c) the preliminary

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prospectus supplement dated February [ ], 2024 and filed by the Issuers with the Commission pursuant to Rule 424(b) of the Securities Act on February [ ], 2024; (d) the final prospectus supplement dated February [ ], 2024 and filed by the Issuers with the Commission pursuant to Rule 424(b) of the Securities Act on February [ ], 2024 (together with the Base Prospectus, the “Prospectus”); (e) the free writing prospectus dated February [ ], 2024; (f) the global certificate evidencing the Notes; (g) certain resolutions of the Board of Directors, sole director, member or general partner, as applicable, of the Issuers and the Guarantors and committees thereof; and (h) the documents filed by the Parent and the Issuers pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Prospectus as of the date thereof. I also have made such further legal and factual examinations and investigations as I deemed necessary for purposes of expressing the opinions set forth herein.

As to certain factual matters relevant to this opinion letter, I have relied conclusively upon the representations and warranties made in the Underwriting Agreement by the parties thereto, and originals or copies, certified or otherwise identified to my satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Issuers and the Guarantors and of public officials, as I have deemed appropriate as a basis for the opinions and other statements hereinafter set forth. Except to the extent expressly set forth herein, I have made no independent investigations with regard to matters of fact, and, accordingly, I do not express any opinion or belief as to matters that might have been disclosed by independent verification. In rendering my opinions in paragraph (i) hereof that the Parent is a corporation “in good standing” under the laws of the State of Delaware, its state of incorporation and in paragraphs (iii) and (iv) hereof that the Parent, the Company, the Co-Issuer and each of the Guarantors is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, I have relied solely on certificates provided by agencies of those states, copies of which the Issuers have delivered to you on the date hereof and which are limited to the meaning ascribed to such certificates by each applicable state agency.

Whenever any opinion or other statement set forth in this opinion letter with respect to the existence or absence of facts is qualified by the words “to my knowledge,” or other words of similar meaning, the quoted words mean my current awareness as well as inquiry of other attorneys in the Company’s legal department. Although nothing has come to my attention that causes me to question the accuracy of the factual information known to me, as noted above, I have not, except to the extent expressly set forth herein, undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to my knowledge of such facts should be drawn from the fact of my representation of the Parent.

Except as set forth above, my opinions set forth below are limited to the General Corporation Law, the Limited Liability Company Act and the Revised Uniform Limited Partnership Act of the State of Delaware and the federal laws of the United States, and I do not express any opinion herein concerning any other laws.

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This opinion letter is provided to you for your use solely in connection with the transactions contemplated by the Underwriting Agreement and may not be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon or assigned to by any other person for any purpose without my express written consent. The only opinions rendered by me consist of those matters set forth in paragraphs (i) – (viii) hereof, and no opinion may be implied or inferred beyond those expressly stated. My opinions and other statements expressed herein are as of the date hereof, and I undertake no obligation to advise you of any changes in applicable law or any other matters that may come to my attention after the date hereof that may affect my opinions and other statements expressed herein. This opinion is provided in my capacity as an officer of the Parent, and any liability hereunder will lie solely with the Parent.

Based upon the foregoing, it is my opinion that:

(i) The Parent has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii) The Parent has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(iii) The Parent is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(iv) Each of the Company, the Co-Issuer, and each of the Guarantors is duly qualified as a foreign corporation, limited partnership, limited liability company or limited company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(v) The shares of issued and outstanding capital stock, limited partnership interests, limited liability company interests or other equity interests, as applicable, of each of the Guarantors have been duly authorized and validly issued and are fully paid and non-assessable and, other than the Parent, are owned by the Company, directly or through subsidiaries (or, in the case of Sally Investment Holdings LLC, is owned by Sally Beauty Holdings Inc.), free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to my knowledge, any pending or threatened claim; and none of the outstanding shares of capital stock, limited partnership interests, limited liability company interests or other equity interests, as applicable, of any of the Guarantors was issued in violation of the preemptive or other similar rights of any securityholder of such Guarantor.

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(vi) The shares of issued and outstanding capital stock or membership interests, as applicable, of each of the Issuers have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Parent, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to my knowledge, any pending or threatened claim; and none of the outstanding shares of capital stock or membership interests, as applicable, of any of the Issuers was issued in violation of the preemptive or other similar rights of any securityholder of such Issuer.

(vii) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Parent, the Issuers, the Guarantors or any subsidiary is a party, or to which the property of the Parent, the Issuers, the Guarantors or any subsidiary is subject, before or brought by any governmental entity, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement, the Indenture, the Notes or the Guarantees or the performance by the Parent, the Issuers or the Guarantors of their respective obligations thereunder.

(viii) All descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of contracts and other documents to which the Parent, either of the Issuers, any of the Guarantors or any of their subsidiaries are a party are accurate in all material respects.

[Signature appears on following page]

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Very truly yours,

Cade Newman
Associate General Counsel and Corporate Secretary

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